UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 9, 2008

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Atmel Corporation (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to amend the Company’s Form 8-K, originally filed with the Securities and Exchange Commission on April 15, 2008 (the “Original Filing”), to disclose the subsequent appointment of Dr. Edward Ross to the Corporate Governance and Nominating Committee. The initial appointment of Dr. Ross to the Company’s Board of Directors was disclosed in the Original Filing. At the time of the Original Filing, the Company’s Board of Directors had not determined the committees, if any, to which Dr. Ross would be appointed. The disclosure under Item 5.02 of the Original Filing is hereby amended to include the disclosure under Item 5.02 of this Amendment No. 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 14, 2008, the Company’s Board of Directors appointed Dr. Ross to the Corporate Governance and Nominating Committee. Accordingly, the current committee membership of the Company’s Board of Directors is as follows:
•	Audit Committee: Charles Carinalli, Jack Saltich and David Sugishita (Chairman)
•	Compensation Committee: Charles Carinalli, Papken Der Torossian, Jack Saltich (Chairman) and David Sugishita
•	Corporate Governance and Nominating Committee: Dr. Edward Ross, Papken Der Torossian and David Sugishita (Chairman)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: May 20, 2008	By:	/s/ PATRICK REUTENS
Patrick Reutens
Vice President, Corporate Secretary and Chief Legal Officer